As filed with the Securities and Exchange Commission on December 5, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SGX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1523147
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
10505 Roselle Street
San Diego, CA 92121
(858) 558-4850
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Grey
President and Chief Executive Officer
SGX Pharmaceuticals, Inc.
10505 Roselle Street
San Diego, CA 92121
(858) 558-4850
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto, Esq.	Annette North, Esq.
J. Patrick Loofbourrow, Esq.	Vice President, Legal Affairs and Corporate Secretary
Cooley Godward Kronish LLP	SGX Pharmaceuticals, Inc.
4401 Eastgate Mall	10505 Roselle Street
San Diego, California 92121-9109	San Diego, CA 92121
Telephone: (858) 550-6000	Telephone: (858) 558-4850

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, $0.001 par value per share	6,426,098	$4.95	$31,809,185	$977

(1)	This registration statement includes 1,482,944 shares of common stock that may be issued upon the exercise of warrants held by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of the Registrant’s common stock as may hereafter be issued or issuable with respect to the shares registered hereby as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on December 3, 2007, as reported on the NASDAQ Global Market, which was $4.95.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2007
PRELIMINARY PROSPECTUS
6,426,098 Shares

SGX PHARMACEUTICALS, INC.
Common Stock

     This prospectus relates to the offer and sale, from time to time, of up to 6,426,098 shares of our common stock, $0.001 par value per share, held by the selling stockholders named in this prospectus. Of those shares, 1,482,944 are issuable upon the exercise of warrants held by the selling stockholders at an exercise price of $5.77 per share. The selling stockholders acquired the common stock and warrants to purchase the common stock from us in a private placement that closed in November 2007 and that is more fully described on pages 4-6 of this prospectus under “Selling Stockholders.”
     The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.
     Our common stock is traded on the NASDAQ Global Market under the symbol “SGXP.” The last reported sale price of our common stock on December 3, 2007 was $4.97 per share.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2007

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so.
     The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

PROSPECTUS SUMMARY

     The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information about us that you should consider before investing in our common stock. You should carefully read this entire prospectus, the financial statements and related notes and other information incorporated by reference in this prospectus and any prospectus supplement, and the additional information described under the captions “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” on page 9, before making an investment decision. Whenever we refer to “SGX Pharmaceuticals,” “we,” “our” or “us” in this prospectus or in any prospectus supplement, we mean SGX Pharmaceuticals, Inc., unless the context indicates otherwise.
SGX Pharmaceuticals, Inc.
Overview
     We are a biotechnology company focused on the discovery, development and commercialization of innovative cancer therapeutics. Our oncology pipeline includes drug candidates from our FAST ™ drug discovery platform, such as next generation BCR-ABL inhibitors being developed by us and in partnership with Novartis and MET tyrosine kinase inhibitors, including SGX523, and potent JAK2 inhibitors.
     We were incorporated in Delaware on July 16, 1998. Our principal executive offices are located at 10505 Roselle Street, San Diego, CA, 92121, and our telephone number at that address is (858) 558-4850. Our website address is http://www.sgxpharma.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.
The Offering

Common stock to be offered by the selling stockholders	6,426,098 (1) shares

Common stock outstanding as of November 28, 2007	21,959,626 (2) shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ Global Market Symbol	SGXP

(1)	Includes 1,482,944 shares of common stock that may be issued upon the exercise of warrants held by the selling stockholders.

(2)	Based upon the estimated maximum number of shares of common stock that may be sold by the selling stockholders, after giving effect to the exercise of warrants to purchase up to an aggregate of 1,482,944 shares of common stock and excluding shares of common stock to be issued upon the exercise of other outstanding warrants and options.

RISK FACTORS
     An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission, or SEC, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21 E of the Exchange Act and may include, but are not limited to, statements concerning our possible or assumed future results of operations, business strategies, capital requirements and financing plans, competitive position, industry environment, potential growth opportunities, the progress of our research and development programs, receipt of regulatory clearances and approvals, the effects of future regulation and the effects of competition.
     In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, represent our estimates and assumptions only as of the date of the document containing the applicable statement.
     You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
     Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of shares of our common stock currently owned by the selling stockholders, but we may receive proceeds from the exercise of outstanding warrants owned by the selling stockholders if such warrants are exercised. However, the warrants contain provisions for cashless exercise under specified circumstances, in which case, we would not receive any proceeds from the exercise of the warrants from the selling stockholders. The warrants entitle the selling stockholders to purchase shares of our common stock at an exercise price of $5.77 per share. Any such proceeds will be used primarily to advance our research, development and commercialization of innovative cancer therapeutics, as well as for general corporate purposes.
     The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.
     Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS
     On November 23, 2007, we issued an aggregate of 4,943,154 shares of our common stock and warrants to purchase an additional aggregate of 1,482,944 shares of our common stock in a private placement to the selling stockholders for an aggregate purchase price of approximately $25 million. Pursuant to the securities purchase agreement related to this private placement and dated November 19, 2007 by and among us and each of the selling stockholders, we are registering a total of 6,426,098 shares of our common stock, including 1,482,944 shares of common stock issuable upon the exercise of the warrants, to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or interests therein, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, in the manner contemplated under “Plan of Distribution.”
     The table below, including the footnotes, presents information regarding the selling stockholders and the shares of our common stock that were sold to the selling stockholders under the securities purchase agreement or that may be issuable upon exercise of the warrants sold to the selling stockholders under the securities purchase agreement, and that the selling stockholders may offer and sell from time to time under this prospectus, although the shares of our common stock issuable upon exercise of the warrants will not be eligible to be offered pursuant to this prospectus until the warrants become exercisable.
     Except as set forth below, none of the selling stockholders nor any of their respective affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates within the past three years.
     This table and the accompanying footnotes are prepared based in part on information supplied to us beginning on November 19, 2007 by the selling stockholders. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock, including the shares of our common issuable upon exercise of the warrants, that a selling stockholder may offer under this prospectus. The table and footnotes assume that the selling stockholders will sell all of such shares, including the shares issuable upon exercise of the warrants. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

					Shares Beneficially
	Shares Beneficially Owned		Number of		Owned
	Prior to Offering (1)		Shares Being Offered		After Offering (1)(2)
				Warrant
Selling Stockholders (3)	Number	Percent	Shares	Shares	Number	Percent
Funds affiliated with OrbiMed Advisors, LLC:
Stichting PensioenFonds ABP (4)	871,000	4.2%	670,000	201,000	—	—

Caduceus Capital Master Fund Limited (4)	870,100	4.2%	630,000	189,000	51,100		*

Caduceus Capital II, L.P. (4)	553,400	2.7%	400,000	120,000	33,400		*

UBS Eucalyptus Fund, L.L.C. (4)	512,700	2.5%	370,000	111,000	31,700		*

Summer Street Life Sciences Hedge Fund Investors LLC (4)	221,400	1.2%	160,000	48,000	13,400		*

PW Eucalyptus Fund, Ltd. (4)	62,300	*	45,000	13,500	3,800		*

Total for funds affiliated with OrbiMed Advisors, LLC	3,090,900	14.6%	2,275,000	682,500	133,400		*

					Shares Beneficially
	Shares Beneficially Owned		Number of		Owned
	Prior to Offering (1)		Shares Being Offered		After Offering (1)(2)
				Warrant
Selling Stockholders (3)	Number	Percent	Shares	Shares	Number	Percent
Funds affiliated with Great Point Partners, LLC:
Biomedical Value Fund, L.P. (5)	863,668	4.2%	664,360	199,308	—	—

Biomedical Offshore Value Fund, Ltd. (5)	678,596	3.3%	521,997	156,599	—	—

Total for funds affiliated with Great Point Partners, LLC	1,542,264	7.4%	1,186,357	355,907	—	—

Funds affiliated with Arnhold and S. Bleichroeder Advisers, LLC:
First Eagle Value in Biotechnology Master Fund, Ltd. (6)	289,130	1.4%	138,408	41,522	109,200	*

DEF Associates – MMK (7)	211,524	1.0%	98,864	29,660	83,000	*

21 April Fund, Ltd. (7)	180,677	*	75,136	22,541	83,000	*

21 April Fund, L.P. (7)	113,845	*	23,727	7,118	83,000	*

First Eagle Value in Biotechnology Fund, L.P. (6)	79,555	*	29,658	8,897	41,000	*

First Eagle Contrarian Value Master Fund, Ltd. (6)	66,056	*	29,659	8,897	27,500	*

Total for funds affiliated with Arnhold and S. Bleichroeder Advisers, LLC.	940,787	4.6%	395,452	118,635	426,700	2.1%

Funds affiliated with DAFNA Capital Management, LLC:
DAFNA LifeScience Select Ltd. (8)	420,983	2.0%	248,100	74,430	98,453	*

DAFNA LifeScience Ltd. (8)	132,134	*	77,200	23,160	31,774	*

DAFNA LifeScience Market Neutral Ltd. (8)	119,460	*	70,200	21,060	28,200	*

Total for funds affiliated with DAFNA Capital Management, LLC	672,577	3.3%	395,500	118,650	158,427	*

Innovis Investments L.P. (9)	514,087	2.5%	395,452	118,635	—	—

Capital Ventures International (10)(11)	254,010	1.2%	195,393	58,617	—	—

Camber Capital Fund L.P. (12)	130,000	*	100,000	30,000	—	—

*	Less than 1%.

(1)	Shares beneficially owned include shares of our common stock and shares of common stock issuable upon exercise of the warrants. Percentages are based on 20,476,682 shares of our common stock that were outstanding on November 28, 2007. In calculating the percentage for each selling stockholder, the shares of common stock issuable upon exercise of the warrants are treated as shares outstanding for that selling stockholder but are not treated as outstanding for any other person. In calculating the percentage for each group of affiliated funds, the shares of common stock issuable upon exercise of the warrants held by each of the affiliated funds are treated as outstanding for that group.

(2)	The selling stockholders may offer and sell all or a part of the common stock being offered pursuant to this prospectus, but no estimates can be made as to the amount of shares of common stock that will be held by the selling stockholders after the completion of this offering.

(3)	Based on the information received by SGX Pharmaceuticals from each known holder of the securities, except as disclosed below, no selling stockholder is an affiliate of any registered broker-dealer.

(4)	OrbiMed Advisors, LLC serves as the investment adviser for each of these selling stockholders and, in such capacity, has the discretionary authority to vote over and dispose of the shares held by these selling stockholders and may be deemed to be the beneficial owner of these shares. Samuel D. Isaly, in his capacity as Managing Partner of OrbiMed Advisors, LLC, also has discretionary authority to vote over and dispose of the shares held by these selling stockholders, and may be deemed to be the beneficial owner of these shares.

(5)	Jeffrey R. Jay, M.D., a Managing Partner and the Portfolio Manager of Great Point Partners, LLC, which serves as the investment manager for each of these selling stockholders, has discretionary authority to vote over and dispose of the shares held by these selling stockholders, and may be deemed to be the beneficial owner of these shares.

(6)	Dan DeClue, a Portfolio Manager of Arnhold and S. Bleichroeder Advisers, LLC, which serves as the investment manager for each of these selling stockholders, has discretionary authority to vote over and dispose of the shares held by these selling stockholders, and may be deemed to be the beneficial owner of these shares.

(7)	Michael Keller, a Vice Chairman of Arnhold and S. Bleichroeder Advisers, LLC, which serves as the investment manager for each of these selling stockholders, has discretionary authority to vote over and dispose of the shares held by these selling stockholders, and may be deemed to be the beneficial owner of these shares.

(8)	Nathan Fischel, MD, CFA, the Chief Executive Officer of DAFNA Capital Management LLC, the investment adviser for each of these selling stockholders, has discretionary authority to vote over and dispose of the shares held by these selling stockholders, and may be deemed to be the beneficial owner of these shares. Dr. Fischel disclaims any such beneficial ownership of the shares.

(9)	Hans Peter Bissinger, a General Partner of this selling stockholder, has discretionary authority to vote over and dispose of the shares held by this selling stockholder, and may be deemed to be the beneficial owner of these shares.

(10)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote over and dispose of the shares held by Capital Venture International and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., also has discretionary authority to vote over and dispose of the shares held this selling stockholder, and may be deemed to be the beneficial owner of these shares. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(11)	Capital Ventures International has identified itself as being under the common control of one or more NASD members, and it has represented to us that none of such NASD members have participated in the offering. In addition, Capital Ventures International has identified itself as being affiliated with one or more registered broker-dealers, and has represented to us that it has purchased the shares in the ordinary course of business and, at the time of purchase, with no arrangement or understanding, directly or indirectly, with any persons regarding the distribution of such shares.

(12)	Stephen DuBois, the managing member of Camber Capital Partners, LLC, the general partner of Camber Capital Fund L.P., has discretionary authority to vote over and dispose of the shares held by this selling stockholder and may be deemed to be the beneficial owner of these shares. Mr. DuBois disclaims any such beneficial ownership of the shares.

PLAN OF DISTRIBUTION
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock issued to the selling stockholders or issuable upon the exercise of the warrants issued to the selling stockholders, or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, directly or through one or more underwriters, broker-dealers or agents, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After the registration statement of which this prospectus is a part has been declared effective by the SEC, the selling stockholders may sell the shares of common stock using one or more, or a combination of the following methods:
•	on the NASDAQ Global Market (or any other exchange on which the shares may be listed);

•	on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker or dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     Any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424(b) or under any applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer or donate the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which institutions may, in turn, engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of our common stock short and redeliver these shares to close out the selling stockholders’ short positions provided the selling stockholders have met their prospectus delivery obligations at the time of the short sale. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers or other financial institutions that may in turn sell these shares under this prospectus as supplemented. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.
     The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or at prices set in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement that includes this prospectus. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     To the extent that any selling stockholder or any underwriter, broker-dealer or agent that participates in the sale of the shares of common stock or interests therein by a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, any discount, commission, concession or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. To our knowledge, none of the selling stockholder writers is an “underwriter” with respect to the shares being offered hereby; however, in the event that any selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.

     We will bear all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
LEGAL MATTERS
     The validity of the common stock being offered hereby will be passed upon by Cooley Godward Kronish LLP, San Diego, California.
EXPERTS
     The consolidated financial statements of SGX Pharmaceuticals, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.sgxpharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 30, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, filed with the SEC on May 15, 2007, August 14, 2007 and November 13, 2007, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2007, September 10, 2007 and November 20 2007; and

•	the description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on January 31, 2006, including any amendments or reports filed for the purposes of updating this description.
     You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. You should direct any written or oral requests for any of the foregoing documents to:
W. Todd Myers
SGX Pharmaceuticals, Inc.
10505 Roselle Street
San Diego, California 92121
(858) 558-4850

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$977
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Printing and miscellaneous	54,023

Total	$175,000

Item 15. Indemnification of Officers and Directors.
     We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

     Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. We also have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description of Document

3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant as currently in effect.

3.2(2)	Form of Amended and Restated Bylaws of the Registrant as currently in effect.

4.1 (3)	Form of Common Stock Certificate of the Registrant.

4.10 (4)	Form of Warrant.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1 (4)	Securities Purchase Agreement, dated November 19, 2007, by and among the Registrant and the Investors named therein.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	File as an exhibit to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 2, 2005 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 30, 2007 and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on January 4, 2006 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 20, 2007 and incorporated herein by reference.
Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the Registrant is relying on Rule 430B:
(a)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses field in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 5, 2007.

SGX PHARMACEUTICALS, INC.
By:	/s/ Michael Grey
Michael Grey
President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Grey and W. Todd Myers, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Grey	President, Chief Executive Officer and Director
Michael Grey	(Principal Executive Officer)	December 5, 2007

/s/ W. Todd Myers	Chief Financial Officer
W. Todd Myers, C.P.A.	(Principal Financial and Accounting Officer)	December 5, 2007

/s/ Christopher S. Henney Christopher S. Henney, Ph.D., D. Sc.	Chairman of the Board of Directors	December 5, 2007

/s/ Louis C. Bock Louis C. Bock	Director	December 5, 2007

/s/ Jean-François Formela Jean-François Formela, M.D.	Director	December 5, 2007

/s/ Vijay K. Lathi Vijay K. Lathi	Director	December 5, 2007

/s/ Karin Eastham, C.P.A. Karin Eastham, C.P.A.	Director	December 5, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant as currently in effect.

3.2(2)	Form of Amended and Restated Bylaws of the Registrant as currently in effect.

4.1 (3)	Form of Common Stock Certificate of the Registrant.

4.10 (4)	Form of Warrant.

5.1	Opinion of Cooley Godward Kronish LLP.

10.1 (4)	Securities Purchase Agreement, dated November 19, 2007, by and among the Registrant and the Investors named therein.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	File as an exhibit to the Registrant’s Registration Statement on Form S-1, filed with the SEC on September 2, 2005 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 30, 2007 and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on January 4, 2006 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 20, 2007 and incorporated herein by reference.